QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.24

English Translation

ARTICLES OF ASSOCIATION
of
Huntsman Advanced Materials (Deutschland) GmbH

1.     CORPORATE NAME, REGISTERED OFFICE

  (1)
  The Company's name is:

    Huntsman Advanced Materials (Deutschland) GmbH

  (2)
  The legal seat of the Company is Bergkamen.

2.     BUSINESS

  (1)
  The Company carries out the production and distribution of chemical products of any kind, in particular of specialties.

  (2)
  The Company shall be entitled to establish branch offices.

3.     SHARE CAPITAL, SHARES

  (1)
  The registered share capital (Stammkapital) amounts to EUR 25,000.

4.     DURATION, FINANCIAL YEAR

  (1)
  The Company has been established for an unlimited period of time.

  (2)
  The financial year of the Company commences on 1st January and ends on 31st December of each year.

5.     COMPANY'S BODIES

        The Company's bodies are:

  (1)
  The shareholders' meeting.

  (2)
  The managing director(s).

6.     MANAGEMENT AND REPRESENTATION

  (1)
  The Company shall have one or several managing directors who are appointed and dismissed by shareholder's resolution.

  (2)
  The Company shall be represented by one managing director acting alone if only one managing director has been appointed.

  (3)
  If more directors than one are appointed, the Company shall be represented by two managing directors acting jointly or by one managing director acting jointly with a Prokurist (officer having signing authority).

  (4)
  By shareholder's resolution, one or more managing director(s) can be vested with sole representation rights and may be released from the restrictions imposed by sec. 181 Civil Code (BGB).

  (5)
  The managing director(s) must act in accordance with instructions (general instructions or instructions concerning an individual case) given by shareholder's resolution.

  (6)
  The shareholders may appoint a managing director as chairman of the management board.

7.     SHAREHOLDERS' MEETINGS AND RESOLUTIONS

  (1)
  An ordinary shareholders' meeting shall be convened once a year. The shareholders' meeting may be held at any place suitable for the shareholder(s) (including places outside Germany).

  (2)
  A shareholder can be represented in a shareholders' meeting by a delegate being authorized by a power of attorney in text form (e.g. by email).

  (3)
  Provided that all shares in the Company are held by one shareholder, shareholder resolutions may be passed at any time and at any place without convening shareholders' meeting. Such resolutions shall be documented in accordance with Sec. 48 para. 3 GmbHG (Act on limited liability companies—GmbHG). Voting is in no case subject to the voting restrictions imposed by Sec. 47 para. 4 GmbHG.

8.     TRANSFER OF SHARES, ENCUMBRANCES

        Transferring and encumbering of shares or parts of shares is only allowed with the prior approval of all shareholders. Sec. 17 GmbHG remains unaffected.

9.     INTERIM DIVIDEND

  (1)
  The shareholder may resolve that prior to the end of a fiscal year an interim dividend shall be paid as an advance payment of the annual dividend. Such interim dividend may only be resolved and paid if a distributable profit is shown in an interim balance to be set up for such purpose, and if no reasons are identifiable that at the end of the fiscal year the distributable profits will not equal at least the amount of the interim dividend. Registered capital may in no case be paid back to finance the interim dividend.

  (2)
  If it turns out at the end of a fiscal year that the profits will not equal at least the amount of the interim dividend, the shareholder(s) are obliged to pay back the interim dividend to the extent that the interim dividend is not backed by a distributable profit.

10.   PUBLICATIONS

        Publications of the Company shall be made in the Federal Gazette (Bundesanzeiger) only.

11.   FOUNDATION COST

        The Company bears all costs for the notarization, the filing of the application and the registration as well as of the publication up to an amount of EUR 1,000 (being understood that for notary fees approximately EUR 100, for the application approximately EUR 60, for the registration approximately EUR 85, and for the publication approximately EUR 360 are calculated). Any exceeding costs shall be borne by the shareholders.

        Notarial confirmation pursuant to Section 54 of the German Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschränkter Haftung; "GmbHG")

        I hereby confirm that the amended provisions of the above Articles of Association conform to the resolution on the amendment of the Articles of Association dated August 26, 2004 forming part of the roll of deed (Urkundenrolle) No. 182/2004, and that the unamended provisions conform to the wording of the Articles of Association last filed with the commercial register.

/s/

Done at Frankfurt am Main on this August 26, 2004

Signature of Notary Public

/s/

QuickLinks

  Exhibit 3.24